UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

April 26, 2012

KANDI TECHNOLOGIES, CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone

Jinhua, Zhejiang Province

People’s Republic of China

Post Code 321016

(Address of principal executive offices)

(86-579) 8223-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2012, Kandi Technologies, Inc. (the “Company”) received the resignation from Mr. Zheng Mingyang as a director, and member of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee, for personal reasons and effective from April 27, 2012. Mr. Zheng has no disagreements on any corporate matters with the Company.

On May 1st, 2012, the Board of Directors of the Company (the “Board”) approved the appointment of Mr. Chen Liming, age 75, as a director, member of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee to replace Mr. Zheng, effective May 1st, 2012 (the “Effective Date”).

Mr. Chen serves as an advisor to AA Win & Solar Energy Development Group, LLC .USA since May, 2009. Between February, 2009 and October, 2010, Mr. Chen participated in the development of super mini three seats pure electric vehicle with Mr. Qiu Youmin, the former designer of Geely Automobile Co., Ltd. From June, 2008 to July, 2009, Mr. Chen participated in the development of Lithium Iron Phosphate Battery with Shanghai Yuankai Group. From January, 2007 to February, 2008, Mr. Chen was responsible for a major technology development project of Zhejiang province on “Key Technology Studies for Electric Vehicle”. Mr. Chen was a Professor at Electrical Engineering Department of Zhejiang University with a focus of new energy and electronic vehicles from 1983 to 1997 in Zhejiang, China. From 1981 to 1983, Mr. Chen was a visiting scholar at Electrical Engineering Department of Columbia University in New York City. From 1960 to 1981, Mr. Chen taught at Electrical Engineering Department of Zhejiang University in Zhejiang, China.

Mr. Chen received his bachelor degree from Southeast University in Jiangsu, China in 1960.

Based on its investigation, the Board has determined that Mr. Chen is “independent” under the independence requirements pursuant to the rules and regulations of NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, and he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its review, the Board has also determined that Mr. Chen qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

In connection with the appointment, the Board has authorized the Company to provide Mr. Chen with compensation in the amount of RMB 2,000 (approximately US$318) a month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012

KANDI TECHNOLOGIES, CORP.

By:	/s/ Hu Xiaoming
Name:	Hu Xiaoming
Title:	Chief Executive Officer